                                                                  April 10, 2002

Mr. Matthew Carson
TOUCHTUNES DIGITAL JUKEBOX INC.
3 Commerce Place, 4th Floor
Nun's Island, Quebec  H3E 1H7

SUBJECT: TOUCHTUNES DIGITAL JUKEBOX INC.  ("the Company")

Dear Sir,

The Company has advised the Bank that as at December 31, 2001 it has not respected the following positive covenants as set out in clause 12.1 of the Offer of Financing dated September 20, 2001, as amended on November 14, 2001:

     Clause 12.1.5 (as amended) - maintain, at all times, on a consolidated basis, as applicable, a net Shareholders' Equity of at least US $8,000,000. As at December 31, 2001 net Shareholders' Equity was US $6,436,150

     Clause 12.1.6 - maintain, at all times, on a consolidated basis, as applicable, a Debt Ratio not exceeding 1.50:1.00. As at December 31, 2001 the Debt Ratio was 2.06:1.00

In addition, the Company has advised the Bank that it has not respected the above covenants as at March 31, 2002. The Company is unable to determine the net Shareholders' Equity or the Debt Ratio as at March 31, 2002 until its financial results are finalized on May 8, 2002. National Bank of Canada agrees to tolerate the Company's violations of the aforementioned positive covenants and not exercise any of its rights or remedies due to such defaults for the period covered by October 1, 2001 through December 31, 2001.

Also, National Bank of Canada hereby confirms that it will agree to tolerate the Company's violations of the aforementioned positive covenants and not exercise any of its rights or remedies due to such defaults for the period covered by January 1, 2002 through March 31, 2002 upon satisfactory evidence to the Bank that the aforementioned positive covenants are respected as at March 31 2002 taking into account the remaining portion (US $1,750,000) on the unsecured line of credit provided by Capcom and Sofinov.

Finally, the Company agrees to increase the amounts drawn on its unsecured line of credit from US $1,500,000 as at December 31, 2001 to US $3,250,000 immediately. The tolerance as at December 31, 2001 by the Bank of the aforementioned covenants will only be effective upon satisfactory evidence to the Bank that this drawdown has occurred. The Company also agrees to draw on request of the Bank additional funds on the unsecured line of credit in the future in the event such is necessary in order to meet the aforementioned covenants.

Yours truly,

[NATIONAL BANK OF CANADA LOGO]




/s/ Eric St-Louis                /s/ Jean-Guy Paris
---------------------------      ---------------------------
    Eric St-Louis                    Jean-Guy Paris
    Account Manager                  Senior Manager

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ACKNOWLEDGED AND ACCEPTED:

TOUCHTUNES DIGITAL JUKEBOX INC.




   /s/ Matthew Carson                     /s/ Tony Mastronardi
       ----------------------------           -------------------------------
Name:  Matthew Carson                  Name:  Tony Mastronardi
Title: Vice President Finance and      Title: Chairman and
       Chief Financial Officer                Chief Executive Officer


ACKNOWLEDGED AND ACCEPTED:

TOUCHTUNES MUSIC CORPORATION




   /s/ Matthew Carson                     /s/ Tony Mastronardi
       ----------------------------           -------------------------------
Name:  Matthew Carson                  Name:  Tony Mastronardi
Title: Vice President Finance and      Title: Chairman and
       Chief Financial Officer                Chief Executive Officer


AGREED:

INVESTISSEMENT-QUEBEC                   EXPORT DEVELOPMENT CORPORATION (EDC)




   /s/ Michel Clermont                     /s/ Linda Bernst
       ----------------------------            -------------------------------
Name:  Michel Clermont                  Name:  Linda Bernst
Title: Portfolio Director               Title: Portfolio Manager